EXHIBIT 32

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Report (as defined under the preceding
Certification Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002),

 I, Peter Lamoureux, President of Everest Asset Management, Inc. , the general partner of the Everest Fund, L.P. (the "Fund"), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By: /s/ Peter Lamoureux


Name: Peter Lamoureux
Title: Director, President and Treasurer
Date: April 4, 2018